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                                                                   EXHIBIT 23.01

                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 7, 1996 in the Registration Statement (Post Effective Amendment to Form S-1) and related Prospectus of Radius Inc. for the registration of 54,293,591 shares of its Common Stock, 750,000 shares of Series A Convertible Preferred Stock and Warrants to purchase 800,000 shares of Common Stock.

                                       /S/ ERNST & YOUNG LLP


Palo Alto, California
January 14, 1997